CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Post-Effective Amendment No. 35 to Registration Statement No. 33-58846 of Lord Abbett Securities Trust - Lord Abbett Micro-Cap Growth Fund (Class Y), Lord Abbett Micro-Cap Value Fund (Class Y), Lord Abbett All Value Fund (formerly known as Growth & Income Series), International Series, World Bond-Debenture Series and Alpha Series on Form N-1A of our reports dated December 20, 2000, appearing in the Annual Reports to Shareholders of Lord Abbett Securities Trust - Lord Abbett Micro-Cap Value Fund and Lord Abbett Micro-Cap Growth Fund and Lord Abbett Securities Trust - All Value Fund (formerly known as Growth & Income Series), International Series, World Bond-Debenture Series and Alpha Series for the year ended October 31, 2000 and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information, all of which are part of such Registration Statement.



Deloitte & Touche LLP
New York, New York
May 25, 2001